UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2006

GraphOn Corporation

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-21683 (Commission File No.)	13-3899021 (IRS Employer Identification No.)

5400 Soquel Avenue, Suite A-2

Santa Cruz, California 95062

(Address of principal executive offices)

Registrant's telephone number: (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On January 26, 2006, the Compensation Committee of GraphOn Corporation (the "Registrant") awarded options to Robert Dilworth, Interim Chief Executive Officer and Chairman of the Board of Directors, for services rendered to the Registrant during 2005 and for serving on the Registrant's Board of Directors during 2005, and William Swain, Chief Financial Officer, for services rendered to the Registrant during 2005. The Compensation Committee also awarded options to each non-employee director, namely, August Klein, Michael Volker and Gordon Watson, for serving on the Registrant's Board of Directors during 2005.

All such options were awarded under the Registrant's 2005 Equity Incentive Plan at an exercise price of $0.21 per share, which was the closing price of the Registrant's common stock on January 26, 2006. The options vest in thirty-three equal monthly installments, commencing May 26, 2006, and expire January 26, 2016. The options are immediately exercisable. The Registrant has the right to repurchase options exercised prior to their vesting should the option holder cease providing services to the Registrant or cease serving on the Board of Directors.

Robert Dilworth was awarded 125,000 options and William Swain, August Klein, Michael Volker and Gordon Watson were each awarded 75,000 options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2006

GraphOn Corporation

By:   /s/ William Swain

Name: William Swain

Title: Chief Financial Officer